UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 4, 2010, the Company adopted its Projection Completion Bonus Plan (the “Plan”). Under the Plan, with respect to any project, subject to the terms of the Plan and subject to the participant remaining in continuous service with the Company throughout the applicable project, a participant will be entitled to receive a bonus (in addition to any other bonus which such participant may receive) equal to the applicable percentage of the net profits (as defined in the Plan) from the applicable project, generally as follows:

PARTICIPANT	APPLICABLE PERCENTAGE	APPLICABLE PROJECTS
Executive Vice President	0.875%	All Projects
Chief Financial Officer	0.5%	All Projects
Senior Vice President of Finance	0.5%	All Projects
Division President	1.25%	Projects in President’s division
Division President	0.25%	Projects in all other divisions
Senior Vice President of Operations	0.75%	Projects in Senior Vice President’s division
Senior Vice President of Operations	0.125%	Projects in all other divisions

On September 14, 2010, the Company completed notification of participating employees of the establishment of the Plan and their participation rights thereunder.

The above description of the Plan does not purport to be a complete statement of the terms of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Project Completion Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated: September 20, 2010	By:	/s/ Colin T. Severn
Colin T. Severn
Vice President Chief Financial Officer Corporate Secretary

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